EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                      May 13, 2013

TANDY LEATHER FACTORY REPORTS 1ST QUARTER 2013 EPS UP 7%
REITERATES 2013 REVENUE AND EARNINGS GUIDANCE

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the first quarter of 2013.  Net income for the quarter ended March 31, 2013 was $1.59 million, up minimally from net income in the first quarter of 2012 of $1.57 million.  Fully-diluted earnings per share for the quarter were $0.16 in the current quarter, compared to $0.15 in last year’s first quarter, up 7%.  Total sales for the first quarter were $19.2 million, an increase of 6% compared to 2012’s first quarter sales of $18.2 million.

Sales from the Retail Leathercraft division, consisting of the Tandy Leather store chain, increased $1.3 million in the first quarter, up 12% from last year's first quarter sales.  The store chain consisted of seventy-eight stores as of March 31, 2013, with one new store added since March 31, 2012.  First quarter sales for the Wholesale Leathercraft division decreased $423,000, or 6% from the same quarter last year.  Inside the Wholesale Leathercraft division, the stores’ sales were up 2% while National Account sales were down 65%.  International Leathercraft, consisting of stores in the United Kingdom, Australia and Spain, added sales of $948,000 for the quarter, a 28% increase over last year’s first quarter sales of $742,000.

Consolidated gross profit margin decreased slightly from 62.5% in the first quarter of 2012 to 62.0% in the first quarter of 2013.  Operating expenses increased $499,000 in the first quarter of 2013 to $9.3 million compared to $8.8 million in the first quarter of 2012, decreasing slightly as a percentage of sales from 48.5% in 2012 to 48.4% in 2013.  Compared to the first quarter of 2012, advertising and marketing expenses were the primary contributor to the operating expense increase, followed by employee compensation.

Jon Thompson, Chief Executive Officer and President, commented, “We are generally pleased with our first quarter results as sales were strong and earnings, while not significantly higher, were solid.  We are investing heavily in advertising and marketing for our international stores in order to spur faster sales growth and it appears to be working.  We are very pleased with the expansion in the customer bases for those stores. The two newest stores are not contributing to earnings yet, but the Australia store is very close to breakeven. We have more work to do to get the Spain store’s sales up to a level to make it profitable, but I am confident that we will get it there.”

Shannon L. Greene, Chief Financial Officer, added, “Earnings were slightly below our internal projections, but we are still on track to meet our 2013 guidance.  The decline in National Account sales was expected, but makes up less than 2% of our total sales so the impact continues to lessen.  Our advertising and marketing expenses, while up approximately $300,000 this quarter compared to last year’s first quarter, have a significant impact on our sales.  So while we closely monitor what we are spending in this area, we also believe it is money well spent.  Gross profit margin remains very strong, only decreasing 50 basis points compared to last year’s first quarter.  We expect some fluctuation as a result of the mix of product sold, which can impact margin positively or negatively up to 1%.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 78 Tandy Leather retail stores, located in 37 states and 6 Canadian provinces, and three combination wholesale/retail stores located in the United Kingdom, Australia and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended 03/31/13		Quarter Ended 03/31/12
	Sales	Income from Operations	Sales	Income from Operations
Wholesale Leathercraft	$6,729,734	$1,012,965	$7,152,417	$1,232,852
Retail Leathercraft	11,559,861	1,514,839	10,282,814	1,358,725
International Leathercraft	948,232	93,056	741,847	(37,402)
Total Operations	$19,237,827	$2,620,860	$18,177,078	$2,554,175

Wholesale Leathercraft	Quarter Ended 03/31/13		Quarter Ended 03/31/12
	# of stores	Sales	# of stores	Sales
Same store sales	29	$6,444,321	29	$6,340,785
National account group	n/a	285,413	n/a	811,632
Total Sales – Wholesale Leathercraft	29	$6,729,734	29	$7,152,417

Retail Leathercraft	Quarter Ended 03/31/13		Quarter Ended 03/31/12
	# of stores	Sales	# of stores	Sales
Same store sales	77	$11,440,142	77	$10,282,814
New store sales	1	119,719	-	-
Total Sales – Retail Leathercraft	78	$11,559,861	77	$10,282,814

International Leathercraft	Quarter Ended 03/31/13		Quarter Ended 03/31/12
	# of stores	Sales	# of stores	Sales
Same store sales	3	$948,232	3	$741,847
New store sales	-	-	-	-
Total Sales – International Leathercraft	3	$948,232	1	$741,847

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	03/31/2013 (unaudited)	12/31/2012 (audited)
ASSETS
CURRENT ASSETS:
Cash	$7,164,181	$7,705,182
Accounts receivable-trade, net of allowance for doubtful accounts
of $36,000 and $112,000 in 2013 and 2012, respectively	934,893	822,772
Inventory	25,358,992	25,862,784
Deferred income taxes	305,374	349,478
Prepaid expenses	1,390,761	776,463
Other current assets	416,734	153,450
Total current assets	35,570,935	35,670,129

PROPERTY AND EQUIPMENT, at cost	18,425,394	17,574,895
Less accumulated depreciation and amortization	(5,782,069)	(5,630,305)
	12,643,325	11,944,590

GOODWILL	987,539	990,725
OTHER INTANGIBLES, net of accumulated amortization of
$590,000 and $582,000 in 2013 and 2012, respectively	137,006	145,533
OTHER assets	339,819	336,695
	$49,678,624	$49,087,672

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,775,892	$1,612,627
Accrued expenses and other liabilities	4,481,271	5,928,798
Income taxes payable	633,962	113,705
Current maturities of long-term debt	202,500	202,500
Total current liabilities	7,093,625	7,857,630

DEFERRED INCOME TAXES	808,294	806,525

LONG-TERM DEBT, net of current maturities	2,851,875	2,902,500

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,156,065 shares issued at 2013 and 2012;
10,162,442 shares outstanding at 2013 and 2012	26,775	26,775
Paid-in capital	5,773,351	5,767,508
Retained earnings	35,828,196	34,241,875
Treasury stock at cost (993,623 shares at 2013 and 2012)	(2,894,068)	(2,894,068)
Accumulated other comprehensive income	190,576	378,927
Total stockholders' equity	38,924,830	37,521,017
	$49,678,624	$49,087,672

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2013 and 2012

	2013	2012
NET SALES	$19,237,827	$18,177,078
COST OF SALES	7,306,998	6,811,445
Gross profit	11,930,829	11,365,633

OPERATING EXPENSES	9,309,969	8,811,458
INCOME FROM OPERATIONS	2,620,860	2,554,175

OTHER (INCOME) EXPENSE:
Interest expense	56,094	58,392
Other, net	(26,739)	(19,814)
Total other (income) expense	29,355	38,578

INCOME BEFORE INCOME TAXES	2,591,505	2,515,597

PROVISION FOR INCOME TAXES	1,005,184	941,492

NET INCOME	$1,586,321	$1,574,105

NET INCOME PER COMMON SHARE:
BASIC	$0.16	$0.15
DILUTED	$0.16	$0.15

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
BASIC	10,162,442	10,156,442
DILUTED	10,194,429	10,172,950

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,586,321	$1,574,105

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	263,102	259,536
(Gain) loss on disposal or abandonment of assets	21,003	624
Non-cash stock-based compensation	5,843	5,000
Deferred income taxes	45,873	(56,199)
Other	(176,925)	80,297
Net changes in assets and liabilities, net of effect of business acquisitions:
Accounts receivable-trade, net	(112,121)	(120,578)
Inventory	503,792	(4,151,774)
Prepaid expenses	(614,298)	(522,700)
Other current assets	(263,284)	68,331
Accounts payable-trade	163,265	725,114
Accrued expenses and other liabilities	(1,447,527)	28,725
Income taxes payable	520,257	157,769
Total adjustments	(1,091,020)	(3,525,855)
Net cash provided by (used in) operating activities	495,301	(1,951,750)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(982,553)	(139,841)
Proceeds from maturities of certificates of deposit	-	336,000
Proceeds from sale of assets	-	1,395
Decrease (increase) in other assets	(3,124)	6,620
Net cash provided by (used in) investing activities	(985,677)	204,174

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable and long-term debt	(50,625)	(50,625)
Payment of cash dividend	-	(2,536,131)
Net cash used in financing activities	(50,625)	(2,586,756)

NET DECREASE IN CASH	(541,001)	(4,334,332)

CASH, beginning of period	7,705,182	10,765,591

CASH, end of period	$7,164,181	$6,431,259

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$56,094	$58,392
Income tax paid during the period, net of (refunds)	$384,652	$860,843